EXHIBIT 10.8

                            FORM OF ESCROW AGREEMENT

This Escrow Agreement, dated as of August ___ , 1999 (the "Closing Date"), among Nutriceuticals.com Corporation, a Nevada corporation ("Buyer"), and Dynamic
Health Products, Inc., a Florida corporation ("Seller"), and ....(NAME OF
ORGANIZATION)....., a ....(NATURE OF THE BUSINESS OF THE ORGANIZATION)...., as
escrow agent ("Escrow Agent").

     This is the Escrow Agreement referred to in the Stock Purchase Agreement dated August ___ , 1999 (the "Purchase Agreement") by and between Buyer and Seller. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

     The parties, intending to be legally bound, hereby agree as follows:

1.  ESTABLISHMENT OF ESCROW

     (a) Buyer is depositing with Escrow Agent 1,000,000 shares ("Shares") of the common stock, par value $.001 per share, of Buyer (the "Escrow Fund"). Escrow Agent acknowledges receipt thereof.

     (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2. PROCEDURE FOR DETERMINATION OF ADDITIONAL CONSIDERATION

     (a) Buyer will prepare and will cause the Company's certified public accountants to audit financial statements of the Company as of the fiscal years ending March 31, 2000 and March 31, 2001, including a computation of the Company's net revenues and gross margin (the "Financial Statements"). Buyer will deliver the Financial Statements to Seller within sixty (60) days after each such fiscal year end. If within thirty (30) days following delivery of the Financial Statements, Seller has not given Buyer notice of its objec tion to the Financial Statements (such notice must contain a statement of the basis of Seller's objection), then the Company's net revenues and gross margin reflected in the Financial Statements will be used in computing the amount of Additional Consideration. If Seller gives such notice of objection, then the issues in dispute will be submitted to .....(NAME)..... , certified public accountants
(the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and
(iii) Buyer and Sellers will each bear 50% of the fees of the Accountants for such determination.

     (b) If the Company has a gross margin of at least 2.6% for the fiscal year ending March 31, 2000 and 2.7% for the fiscal year ending March 31, 2001, then the Additional Consideration shall be computed as follows:

          (i) For the fiscal year ending March 31, 2000, the Additional Consideration shall be that number of shares which is the product 500,000 multiplied by the quotient obtained from an equation in which the numerator shall be equal to the positive difference between the

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              Minimum Net Revenues (as defined below) and the Company's
              actual net revenues for the fiscal year ended March 31, 2000, and the denominator shall be $31.5 million.

        (ii) For the fiscal year ending March 31, 2001, the Additional Consideration shall be that number of shares which is the product 500,000 multiplied by the quotient obtained from an equation in which the numerator shall be equal to the positive difference between the Minimum Net Revenues (as defined below) and the Company's actual net revenues for the fiscal year ended March 31, 2001, and the denominator shall be $27.5 million.

        (iii) Minimum Net Revenues shall be $31 million and $ 62.5 million for the fiscal years ending March 31, 2000 and March 31, 2001, respectively.

     (c) No later than the third business day after the final determination of the Additional Consideration, the Buyer shall give notice to Seller and Escrow Agent stating that the Additional Consideration has been determined in accordance with this Section 2, and specifying the number of Shares to be disbursed to the Seller pursuant to Section 3 of this Agreement as a result of such determination ("Notice").

3. DISTRIBUTION OF ESCROW FUND; TERMINATION OF ESCROW

     (a) On the tenth business day following Escrow Agent's receipt of the Notice specified in Section 2(c), Escrow Agent shall deliver to Seller, from the Escrow Fund, the number of Shares specified in the Notice. Escrow Agent shall not inquire into or consider whether the Additional Consideration has been determined in accordance with Section 2(b).

     (b) On the tenth business day after Escrow Agent makes the final delivery of the Additional Consideration as determined in accordance with Section 2(b) of this Agreement, all Shares remaining in the Escrow Fund, if any, shall be returned to Buyer, and this Agreement shall terminate.

4. DUTIES OF ESCROW AGENT

     (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property.

     (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney's fees and disbursements, arising out of and in connection with this Agreement.

     (c) Escrow Agent shall be entitled to rely upon any order, judgement, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advise or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

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     (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

     (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. This Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

     (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by it or delivered to it.

     (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

     (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

     (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

     (j) Buyer and Seller shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $ ___________ at the time of execution of this Agreement and $ _________ annually thereafter, and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by Seller. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

     (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.


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          (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

5. LIMITED RESPONSIBILITY

This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

6. NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

    Seller:                  Dynamic Health Products, Inc.
                             6950 Bryan Dairy Road
                             Largo, Florida 33777
                             Attention: Jugal K. Taneja
                             Facsimile No.: 727-548-1917

    with a copy to:          Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A.
                             100 North Tampa Street
                             Suite 1800
                             P.O. Box 1100
                             Tampa, Florida 33602-1100
                             Attention: Philip M. Shasteen
                             Facsimile No.: 813-223-7118

    Buyer:                   Nutriceuticals.com Corporation
                             6950 Bryan Dairy Road
                             Largo, Florida 33777
                             Attention: Stephen M. Watters
                             Facsimile No.: 727-548-1917

    with a copy to:          Schifino & Fleischer, P.A.
                             One Tampa City Center
                             201 North Franklin Street
                             Suite 2700
                             Tampa, Florida 33602
                             Attention: Lina Angelici
                             Facsimile No.: 813-223-3070


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                       Escrow Agent:            .....(NAME).....
                                                .....(ADDRESS).....

                                                Attention:
                                                Facsimile No.:

                       with a copy to:          .....(NAME).....
                                                .....(ADDRESS).....

                                                Attention:
                                                Facsimile No.:

7. JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Pinellas, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

9. SECTION HEADINGS

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

10. WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11. EXCLUSIVE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of


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the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Seller and the Escrow Agent.

12. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law principles.


     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

      BUYER:                                    SELLER:

      NUTRICEUTICALS.COM CORPORATION            DYNAMIC HEALTH PRODUCTS, INC.



By:                                       By:
   ---------------------------------         -----------------------------------
     Stephen M. Watters, CEO                    Jugal K. Taneja, CEO

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